UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 10, 2011
Illumina, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-30361 (Commission File Number)	33-0804655 (I.R.S. Employer Identification No.)

9885 Towne Centre Drive, San Diego, California (Address of principal executive offices)	92121 (Zip Code)
(858) 202-4500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
The annual meeting of stockholders of Illumina, Inc. was held on May 10, 2011, at which our stockholders voted upon and approved (i) the election of Daniel M. Bradbury and Roy A. Whitfield to our Board of Directors to hold office for three years until the annual meeting of stockholders in the year 2014 and the election of Gerald Möller, Ph.D., to our Board of Directors to hold office for two years until the annual meeting of stockholders in the year 2013; (ii) the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 1, 2012; (iii) on an advisory basis, the compensation paid to the Company’s executive officers as named in the Proxy Statement for the 2011 annual meeting of stockholders; and (iv) on an advisory basis, holding an advisory vote on executive compensation on an annual basis. The final voting results for each proposal are set forth below.
(a)	Votes regarding the election of three director nominees were:

	For	Withheld	Broker Non-Votes
Daniel M. Bradbury	105,241,527	823,333	8,641,157
Roy A. Whitfield	105,353,338	711,522	8,641,157
Gerald Möller	105,748,270	316,590	8,641,157
(b)	Votes regarding the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 1, 2012 were:

For	Against	Abstain

113,838,679	840,120	27,218
(c)	Votes regarding the approval, on an advisory basis, of the compensation paid to the Company’s executive officers as named in the Proxy Statement for the 2011 annual meeting of stockholders were:

For	Against	Abstain	Broker Non-Votes

103,518,473	2,489,962	56,425	8,641,157
(d)	Votes regarding the approval, on an advisory basis, of the frequency of holding an advisory vote on executive compensation were:

1 Year	2 Year	3 Year	Abstain

92,553,989	2,324,994	11,144,079	41,798
Based on the results of this vote, and consistent with the recommendation of our Board of Directors, we will hold an advisory vote on executive compensation on an annual basis until the next required vote on the frequency of holding such an advisory vote, which is required at least once every six years.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ILLUMINA, INC.
Date: May 12, 2011	By:	/s/ Christian G. Cabou
Christian G. Cabou
Senior Vice President and General Counsel